UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2013

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting in lieu of Annual General Meeting of Vantage Drilling Company (the “Company”) held on March 18, 2013 (the “Meeting”), the Company’s shareholders elected nine directors for terms expiring on the date of the next annual general meeting. As to each nominee for director, the results of the voting were as follows:

Name of Nominee	Number of Votes For	Number of Votes Withheld
Paul A. Bragg	241,214,558	4,760,380
Steven Bradshaw	241,425,212	4,549,726
Jorge E. Estrada	241,317,410	4,657,528
Robert F. Grantham	241,220,568	4,754,370
Marcelo D. Guiscardo	241,515,612	4,459,326
Ong Tian Khiam	240,802,530	5,172,408
John C.G. O’Leary	222,322,632	23,652,306
Duke Ligon	219,766,770	26,208,168
Steinar Thomassen	241,457,695	4,517,243

The result of the vote on the proposal to approve an ordinary resolution to amend the Company’s 2007 Long-Term Incentive Compensation Plan to increase the number of ordinary shares authorized for issuance thereunder was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
122,915,437	121,886,148	1,173,353	24,278,505

The result of the vote on the proposal to approve an ordinary resolution to ratify the material terms of executive officer performance goals to be used by the Compensation Committee for certain executives from the date of the Meeting to the date of the meeting of our shareholders to be held in 2018 was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
146,289,450	98,648,090	1,037,398	24,278,505

The result of the vote on the proposal to approve an ordinary resolution to ratify the appointment of UHY LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
170,673,821	98,913,816	665,806

The result of the non-binding shareholder vote on the proposal to approve the compensation paid to the Company’s named executive officers, commonly referred to as a “say on pay” proposal, was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
146,215,368	98,630,272	1,129,298	24,278,505

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2013

VANTAGE DRILLING COMPANY

/S/ DOUGLAS G. SMITH
Douglas G. Smith,
Chief Financial Officer